As filed with the Securities and Exchange Commission on November 13, 2009

Registration Statement No. 333-47600

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CURAGEN CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	06-1331400
(State of Incorporation)	(I.R.S. Employer Identification Number)

119 Fourth Avenue

Needham, Massachusetts 02494

(781) 433-0771

 (Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)

Anthony S. Marucci

President

CuraGen Corporation

119 Fourth Avenue

Needham, Massachusetts 02494

(781) 433-0771

 (Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Anthony O. Pergola, Esq.

Ethan A. Skerry, Esq.

Lowenstein Sandler PC

65 Livingston Avenue

Roseland, New Jersey 07068

(973) 597-2500

This post-effective amendment deregisters those securities that remain unsolder hereunder as of the effective date hereof.

(Approximate Date of Commencement of Proposed Sale to the Public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is used to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether each registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

CuraGen Corporation (the “Company”) is filing this Post-Effective Amendment No. 1 to the registration statement on Form S-3, Registration No. 333 - 47600, filed on October 6, 2000 (as amended, the “Registration Statement”), to deregister any and all of the Securities registered pursuant to the Registration Statement (the “Registered Securities”)

On October 1, 2009, pursuant to an Agreement and Plan of Merger, dated May 28, 2009, by and among the Company, Celldex Therapeutics, Inc. (the “Parent”) and Cottrell Merger Sub, a wholly-owned subsidiary of the Parent (the “Merger Sub”), the Merger Sub merged with and into the Company, with the Company being the surviving entity and becoming a direct wholly owned subsidiary of the Parent.

In accordance with an undertaking of the Company contained in the Registration Statement, as required by Item 512(a)(3) of Regulation S-K, to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering, this Post-Effective Amendment No. 1 hereby removes from registration the securities of the Company that are registered but unsold under the Registration Statement and terminates the effectiveness of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Needham, Commonwealth of Massachusetts, on November 13, 2009.

CURAGEN CORPORATION

By:	/s/ Anthony S. Marucci
Anthony S. Marucci
President and Director
(Principal Executive Officer)

By:	/s/ Avery W. Catlin
Avery W. Catlin
Vice President, Treasurer, Secretary and Director
(Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anthony S. Marucci	President and Director	November 13, 2009
Anthony S. Marucci

/s/ Avery W. Catlin	Vice President, Treasurer, Secretary and	November 13, 2009
Avery W. Catlin	Director